BDO Seidman, LLP
Accountants and Consultants

150 Federal Street
9th Floor
Boston, Massachusetts 02110-1745
Telephone: (617) 422-0700
Fax: (617) 422-0909

February 10, 2009

Securities and Exchange Commission
100 F Street N.E.
Washington, DC 20549

We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on October 14, 2008, to be filed by our former client, Avitar, Inc. We agree with the statements made in response to that item insofar as they relate to our Firm.

Very truly yours,

BDO Seidman, LLP